UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2013
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
  _______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, SYNNEX issued a press release announcing the appointment of Marshall W. Witt as its Chief Financial Officer effective April 8, 2013. Mr. Witt will report directly to Kevin Murai, President and Chief Executive Officer of SYNNEX. The full text of SYNNEX's press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.
Mr. Witt, age 47, will be responsible for all aspects of SYNNEX's financial management. His experience includes 15 years with FedEx Corporation in progressive financial and operational roles and five years with KPMG LLP as an audit manager for banking and transportation clients. Most recently, since 2008, Mr. Witt was Senior Vice President of Finance and Controller with FedEx Freight Corporation, a subsidiary of FedEx Corporation serving the US, Canada and Mexico. Mr. Witt holds a Bachelor of Business Administration in Finance from Pacific Lutheran University and a Masters in Accounting from Seattle University and is a Certified Public Accountant.
On April 1, 2013, in connection with his appointment, SYNNEX and Mr. Witt entered into an offer letter, which outlines the terms of his appointment and compensation. A copy of the offer letter is attached as Exhibit 10.1 to this report and incorporated herein by reference. Under the offer letter, Mr. Witt's salary will be $400,000 on an annual basis. In addition, he will be entitled to participate in SYNNEX's Profit Share Plan with a target payment of $425,000, prorated from the date of hire, and will receive a transition bonus equal to one-third of his target Profit Share Plan payment, initially in the amount of $141,667, prorated from the date of hire. Mr. Witt will participate in SYNNEX's 2013-2015 long term incentive program with a first year, performance restricted stock unit target of $141,667, prorated from the date of hire. Mr. Witt will receive an initial restricted stock award with the approximate value of $500,000, and thereafter an annual equity grant commensurate with his performance and position, commencing in fiscal 2014. Subject to continued service as well, the restricted stock award will vest 20% each year on the anniversary of the grant. He will receive a $300,000 sign-on bonus subject to full repayment in the event he voluntarily resigns or is terminated for cause prior to one year of continuous service and subject to repayment of a prorated amount in the event he voluntarily resigns or is terminated for cause after one year but prior to two years of continuous service. In addition, Mr. Witt will receive a relocation package subject to repayment in the event he voluntarily resigns or is terminated for cause prior to two years of continuous service.
Mr. Witt's employment with SYNNEX is “at will.” However, pursuant to SYNNEX's form of change of control severance plan, if he is terminated without cause within two months before or 12 months after a change of control of SYNNEX (including a voluntary termination because of a reduction in salary or position or a relocation), he will be entitled to salary continuation at a rate equal to his average total salary and bonus over the prior three years for a minimum of 12 months plus one month per year of employment after the thirteenth year of employment, up to a maximum of 18 months, and reimbursement of COBRA payments for one year.
Mr. Witt assumes the Chief Financial Officer responsibilities from Thomas Alsborg, who has decided to retire, as previously announced. Mr. Alsborg has agreed to continue as a consultant to SYNNEX upon the CFO transition until May 31, 2013.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter signed April 1, 2013.
99.1	Press Release dated April 1, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 3, 2013

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter signed April 1, 2013.
99.1	Press Release dated April 1, 2013.

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